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                                                                       Exhibit 8







                                          August 26, 1998


National Rural Utilities
 Cooperative Finance Corporation
Woodland Park
2201 Cooperative Way
Herndon, VA 20171


                        Re:  Federal Income Tax Considerations
                               Relating to the QUICS Offering


Dear Sirs:

         We have acted as special counsel to National Rural Utilities Cooperative Finance Corporation, a District of Columbia cooperative association ("CFC"), in connection with the proposed public offering of Quarterly Income Capital Securities, as described in CFC's Registration Statement on Form S-3 (the "Registration Statement"), registration no. 333-53847, filed on May 28, 1998 with the Securities and Exchange Commission, and any amendments and supplements thereto. We hereby consent to the incorporation by reference of this opinion into the Registration Statement and to the reference to us under the heading "U.S. Taxation" in the prospectus supplement contained in the Registration Statement.

         In rendering our opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of CFC. We note that we have rendered our opinion under present law which is subject to change, and we disclaim any obligation to advise you should relevant law change.

         Subject to the assumptions, qualifications and comments in this letter, all statements of law and legal conclusions contained in the discussion in the prospectus supplement contained in the Registration Statement with respect to United States Federal income taxation under the heading "U.S. Taxation" represent our opinion with respect to the matters set forth therein.

                                           Very truly yours,

                                           Milbank, Tweed, Hadley & McCloy

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